UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: June 30, 2005

(Date of Earliest Event Reported)

Dakota Growers Pasta Company, Inc.

(Exact name of registrant as specified in its charter)

North Dakota	000-50111	45-0423511
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Pasta Avenue

Carrington, North Dakota 58421

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (701) 652-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2005, Dakota Growers Pasta Company, Inc. (the “Company”) entered into various agreements with CoBank, ACB (“CoBank”). The agreements include a Master Loan Agreement, a Statused Revolving Credit Supplement, a Non-Revolving Credit Supplement, and a Multiple Advance Term Loan Supplement. Primo Piatto, Inc., a wholly-owned subsidiary of the Company, also entered into a Continuing Guarantee Agreement and a Security Agreement with CoBank on June 30, 2005.

CoBank agrees to make loans to the Company under the revolving credit facility in an aggregate principal amount not to exceed, at any one time outstanding, the lesser of $25,000,000 or a borrowing base established by CoBank based upon the Company’s accounts receivable and inventory amounts. The primary purpose of the revolving credit facility is to finance inventory and receivables. The revolving credit facility allows for both variable and fixed interest rate options and extends through May 31, 2006.

The Company may borrow an aggregate principal amount of up to $19 million under the term loan facility through May 1, 2006. The primary purpose of the term loan facility is to finance the capital project currently in process at the New Hope, Minnesota facility. The term loan facility allows for both variable and fixed interest rate options, and requires minimum principal payments as follows: (1) four equal, consecutive quarterly installments of $500,000.00, with the first such installment due on August 20, 2006, and the last such installment due on May 20, 2007; (2) 15 equal, consecutive quarterly installments of $1,100,000.00, with the first such installment due on August 20, 2007, and the last such installment due on February 20, 2011; and (3) a final installment in an amount equal to the remaining unpaid principal balance of the loans on May 20, 2011.

The Master Loan Agreement contains certain restrictive covenants including, but not limited to, financial covenants which require the Company to maintain, at the end of each of the Company’s fiscal quarters, a minimum current ratio of 1.20 to 1.0, a maximum total debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”)  of 4.25 to 1.0, a minimum fixed charge ratio of 1.15 to 1.0, and a minimum tangible net worth level of at least $40 million adjusted for subsequent earnings and capital contributions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements based on assumptions by the management of Dakota Growers Pasta Company, Inc. as of the date of this report, including assumptions about risks and uncertainties faced by Dakota Growers Pasta Company, Inc.  The words “believe,” “expect,” “anticipate,” “intend,” “will” and similar verbs or expressions are intended to identify such forward-looking statements.  If management’s assumptions prove incorrect or should unanticipated circumstances arise, Dakota Growers Pasta Company, Inc.’s actual results could differ materially from those anticipated. Such differences could be caused by a number of factors or combination of factors, including factors which are beyond the control of the Company.   Readers are strongly urged to consider such factors when evaluating any forward-looking statement and not to put undue reliance on any forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(a)                   Financial Statements: Not Applicable

(b)                   Pro Forma Financial Information: Not Applicable

(c)                   Exhibits:

10.1         Master Loan Agreement between the Company and CoBank, ACB.

10.2         Statused Revolving Credit Supplement between the Company and CoBank, ACB.

10.3         Non-Revolving Credit Supplement between the Company and CoBank, ACB.

10.4         Multiple Advance Term Loan Supplement between the Company and CoBank, ACB.

10.5         Continuing Guarantee Agreement between Primo Piatto, Inc., a wholly-owned subsidiary of the Company, and CoBank, ACB.

10.6         Security Agreement between Primo Piatto, Inc. and CoBank, ACB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GROWERS PASTA COMPANY, INC.

	By	/s/ Timothy J. Dodd
Timothy J. Dodd, President and Chief
Executive Officer

July 7, 2005